Exhibit 99.1

The First Bancshares to Participate in the Janney West Coast Bank CEO Forum

HATTIESBURG, Miss.--(BUSINESS WIRE)--January 31, 2023--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) will participate in the Janney West Coast Bank CEO Forum which is being held February 1st – 3rd, 2023 at The Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch, Scottsdale, Arizona, and will have one-on-one meetings with certain bank stock analysts and investors.

The presentation prepared for use during these meetings will be available at the company’s website www.thefirstbank.com under Investor Relations>Presentations and Press Releases>Presentations.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Contacts

M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
Phone: 601-268-8998